Exhibit 12.1


                                                 Computation of Ratio of Earnings to Fixed Charges
                                                            (in thousands of dollars)




                                    SIMON-DEBARTOLO
                                       GROUP, L.P.                             SIMON PROPERTY GROUP, L.P.
                                       (SDG, LP)                         (SPG, LP, the Predecessor of SDG, LP)
                               ___________________________ ________________________________________________________________________
                                             Pro Forma for                               For the      For the
                               Pro Forma for  the Year     For the Six    For the Six     Year          Year
                               the Six Month    Ended     Month Period   Month Period     Ended         Ended      For the period
                               Period Ended    December      Ended           Ended       December      December     December 20 to
                               June 30, 1996   31, 1995   June 30, 1996  June 30, 1995   31, 1995      31, 1994   December 31, 1993
Earnings:
  Income (loss) before
   extraordinary items             $79,308      $169,932      $47,800       $45,735       $101,505      $60,308       $ 8,707
    Add:
      Minority interest in
       income of majority owned
       subsidiaries                  1,384         4,005        1,175         1,335          2,681        3,759            58
      Distributed income from
       unconsolidated entities
       joint ventures                8,992        25,593        2,662         3,089          6,214        5,795          --
  Fixed charges                    140,355       261,449       83,500        78,216        154,159      154,580         3,690
  Less:
     Income from unconsolidated
      entities joint ventures      (10,372)      (14,005)      (3,132)       (2,409)        (5,140)      (1,034)          (43
     Interest capitalized           (4,246)       (3,129)      (3,176)       (1,343)        (1,515)      (1,586)         --
Earnings                          $215,421      $443,845     $128,829      $124,623       $257,904     $221,822       $12,412

Fixed Charges:
  Portion of rents
   representative of the
   interest factor                   1,661         3,224        1,190         1,216          2,420        2,087            37
  Interest on indebtedness
   (including amortization of
   debt expense)                   134,448       255,096       79,134        75,657        150,224      150,907         3,653
  Interest capitalized               4,246         3,129        3,176         1,343          1,515        1,586          --
Fixed Charges                     $140,355      $261,449     $ 83,500      $ 78,216       $154,159     $154,580       $ 3,690

   Ratio of Earnings to Fixed
    Charges                           1.53        1.70           1.54          1.59           1.67         1.43          3.36

Coverage Deficit

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                                              SIMON PROPERTY GROUP
                                         (The Predecessor of SPG, LP)
                                  ____________________________________________
                                   For the period  For the Year   For the Year
                                    January 1 to      Ended          Ended
                                    December 19,   December 31,   December 31,
                                       1993            1992           1991

Earnings:
  Income (loss) before
   extraordinary items                 $ 6,912       $(11,692)       $(15,865)
    Add:
      Minority interest in
       income of majority owned
       subsidiaries                      3,558            177            (684)
      Distributed income from
       unconsolidated entities
       joint ventures                    6,076           --              --
  Fixed charges                        161,856        183,961         163,504
  Less:
     Income from unconsolidated
      entities joint ventures            1,091           --              --
     Interest capitalized                  (86)        (1,306)         (2,170)
Earnings                              $179,407       $171,140        $144,785

Fixed Charges:
  Portion of rents
   representative of the
   interest factor                       1,491          1,693           1,536
  Interest on indebtedness
   (including amortization of
   debt expense)                       160,279        180,962         159,798
  Interest capitalized                      86          1,306           2,170
Fixed Charges                         $161,856       $183,961        $163,504

   Ratio of Earnings to Fixed
    Charges                               1.11

Coverage Deficit                                    $ (12,821)      $ (18,719)